Vertiv Completes Acquisition of Great Lakes Data Racks & Cabinets
Acquisition strengthens the company's leadership position in high-density integrated infrastructure solutions for data centers and critical digital environments
Columbus, Ohio August 20, 2025 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure, today announced the successful completion of its previously reported intent to acquire the Great Lakes Data Racks & Cabinets family of companies ("Great Lakes"), a leading manufacturer of innovative data rack enclosures and integrated infrastructure solutions. The ~$200 million acquisition expands Vertiv’s rack, cabinet and integration solutions for white space applications.
"We are pleased to officially welcome the Great Lakes team to Vertiv and begin innovating new white space solutions," said Gio Albertazzi, Vertiv’s Chief Executive Officer. "Great Lakes brings exceptional talent and capabilities that will enhance our ability to deliver comprehensive infrastructure solutions, furthering Vertiv’s capabilities to customize at scale and configure at speed for AI and high-density computing environments."
The integration of Great Lakes’ expertise with Vertiv's existing portfolio is expected to deliver significant customer benefits through streamlined infrastructure sourcing, faster deployment through pre-engineered solutions, enhanced operational efficiency with factory integration of Vertiv™ power and cooling solutions, improved scalability for AI and edge computing applications, and comprehensive support through Vertiv's global service network.
Established in 1985 and headquartered in Edinboro, PA, U.S., Great Lakes operates manufacturing and assembly facilities in the U.S. and Europe. Its portfolio includes standard and custom racks, integrated cabinets, seismic cabinets, and enhanced cable management access options for both retrofit and greenfield applications. This addition strengthens Vertiv's end-to-end critical digital infrastructure offerings, enhancing Vertiv’s ability to provide the industry’s most complete set of products and services for critical digital infrastructure needs.
For more information about Vertiv and its portfolio of solutions and services, visit Vertiv.com.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.
Category: Financial News
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of important risk factors concerning Vertiv and its operations. Those risk factors and risks related to the integration and performance of Great Lakes, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the successful integration of Great Lakes; expected expenses related to the transaction and integration of Great Lakes; the possible diversion of management time on issues related to the transaction and integration of Great Lakes; the ability of Vertiv to maintain relationships with customers and suppliers of Great Lakes; and the ability of Vertiv to retain management and key employees of Great Lakes. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
E: lynne.maxeiner@vertiv.com
For media inquiries, please contact:
Ruder Finn for Vertiv
E: Vertiv@ruderfinn.com
Source: Vertiv Holdings Co

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